Exihibit 10.30

AMENDMENT TO

GENUINE PARTS COMPANY

FORM OF AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

This Amendment (the “Amendment”) to the Amended and Restated Change in Control Agreement (the “Agreement”) between Genuine Parts Company (the “Company”) and                      (the “Executive”) is made and executed this      day of                     , 2012.

Pursuant to a resolution of the Compensation, Nominating and Governance Committee of the Board of Directors of the Company, the Agreement is hereby amended as follows:

1. The following new subsections (c) and (d) shall be added to Section 15 of the Agreement:

(c) Whenever in this Agreement a payment or benefit is conditioned on Executive’s execution of a release of claims, such release must be executed and all revocation periods shall have expired within thirty (30) days after the Date of Termination; failing which such payment or benefit shall be forfeited. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (b) above, such payment or benefit that would have otherwise been payable during such 30-day period shall be accumulated and paid on the thirtieth (30th) day after the Date of Termination provided such release shall have been executed and such revocation periods shall have expired.

(d) If Executive is entitled to be paid or reimbursed for any taxable expenses under Sections 4(b)(v), 6(a)(ii) or 6(a)(iv), and such payments or reimbursements are includible in Executive’s federal gross taxable income, the amount of such expenses reimbursable in any one calendar year shall not affect the amount reimbursable in any other calendar year, and the reimbursement of an eligible expense must be made no later than December 31 of the year after the year in which the expense was incurred. No right of Executive to reimbursement of expenses under Sections 4(b)(v), 6(a)(ii) or 6(a)(iv) shall be subject to liquidation or exchange for another benefit.

2. As modified hereby, the provisions of the Agreement, as heretofore amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

[Executive]

GENUINE PARTS COMPANY

By: